UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 4, 2008

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2008, the Compensation Committee of the Board of Directors of H.B. Fuller Company (the “Company”) approved a new form of H.B. Fuller Company Management Short-Term Incentive Plan (the “new STIP”) attached to this Current Report on Form 8-K as Exhibit 10.1. The new STIP will be effective for any short-term incentive awards related to the Company’s 2009 fiscal year and thereafter. The new STIP provides an annual performance-based cash incentive opportunity for eligible employees. The new STIP design is based on financial metrics. The metrics will vary based on position and will generally include (i) earnings before interest, taxes, depreciation and amortization (EBITDA), (ii) return on gross investment (ROGI), (iii) organic sales and (iv) earnings per share. Each metric will have a target level of performance. Threshold and stretch performance levels will be set for each metric and, in some cases, superior stretch performance levels will also be set. Payout will be determined for each metric based on performance relative to target. The target, threshold, stretch and superior stretch levels of performance will be established at the beginning of each fiscal year. The foregoing description is qualified in its entirety by reference to the new STIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in connection with annual stock-based grants to eligible Company employees under the Company’s Amended and Restated Year 2000 Stock Incentive Plan, the Compensation Committee approved the forms of Restricted Stock Unit Award Agreement, Restricted Stock Award Agreement and Non-Qualified Stock Option Agreement attached to this Report as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2008, the Board of Directors of the Company approved certain amendments to the Company’s By-Laws. The Company’s By-laws have been restated to effect these amendments. The following description of the amendments to the By-Laws is qualified in its entirety by reference to the Company’s By-Laws, a copy of which is filed as Exhibit 3(ii).1 to this Current Report on Form 8-K and is incorporated herein by reference.

The amendments to the Bylaws include amendments to:

•

Article II, Section 2 to specify (i) the procedures to be followed in order to properly bring business before an annual meeting of shareholders, (ii) when a shareholder must be a shareholder of record in order for business to be properly brought before an annual meeting, (iii) when a shareholder must give notice of business to be brought before an annual meeting and (iv) the information that must be included in a shareholder’s notice of business to be brought before an annual meeting.

•	Article II, Section 3 to specify what information must be included in a shareholder’s notice of a special meeting of shareholders in order for such notice to be in proper form.

•	Article II, Section 4 to delete the requirement that written notice of shareholder meetings be given either personally or by mail.

•

Article III, Section 3 to specify (i) the procedures to be followed in order to properly nominate a person for election as a director, (ii) when a shareholder must be a shareholder of record in order to nominate a person for election as a director, (iii) when a shareholder must give notice of the intention to nominate a person for election as a director, (iv) the information that must be included in a shareholder’s notice regarding both the director nominee and the shareholder making the nomination and (v) certain documentation that a person must deliver to the Company to be eligible as a nominee for election as a director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3(ii).1	By-Laws of H.B. Fuller Company

10.1	H.B. Fuller Company Management Short-Term Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.4	Form of Non-Qualified Stock Option Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

Date: December 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
3(ii).1	By-Laws of H.B. Fuller Company

10.1	H.B. Fuller Company Management Short-Term Incentive Plan

10.2	Form of Restricted Stock Unit Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.3	Form of Restricted Stock Award Agreement under the Amended and Restated Year 2000 Stock Incentive Plan

10.4	Form of Non-Qualified Stock Option Agreement under the Amended and Restated Year 2000 Stock Incentive Plan